Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

We hereby consent to the use (incorporation by reference) in this Post-Effective Amendment No. 1 to the Registration Statement (Form S-1) of our report dated March 21, 2012, relating to the financial statements of ScripsAmerica, Inc. as of and for the years ended December 31, 2011 and 2010.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ RAICH ENDE MALTER & CO. LLP

RAICH ENDE MALTER & CO. LLP
New York, New York
April 23, 2012